UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

The New York Times Company
(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 17, 2008, The New York Times Company (the “Company”) and affiliates of Harbinger Capital Partners (collectively, the “HCP Investors”) entered into an agreement (the “Agreement”) terminating the pending proxy contest with respect to the election of directors at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”).

Pursuant to the terms of the Agreement, the Company agreed, among other things, to increase the size of the Board of Directors (the “Board”) from thirteen to fifteen directors effective as of the end of the 2008 Annual Meeting and to nominate each of Scott Galloway and James A. Kohlberg (the “HCP Investor Nominees”) as a director of the Company for terms to expire at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”).  The Company agreed to use all reasonable best efforts to cause the 2008 Annual Meeting to be held and the election of directors thereat to be conducted on the scheduled date of April 22, 2008. Additionally, the Agreement provides that upon election to the Board at least one HCP Investor Nominee shall be named to each of the Nominating & Governance Committee and the Compensation Committee of the Board.

By executing the Agreement, the HCP Investors irrevocably withdrew the nominations to the Board they had previously made and terminated the pending proxy contest.  The HCP Investors also agreed to vote their shares in favor of the Board’s slate of nominees for the 2008 Annual Meeting and against any stockholder nominations for director which are not approved and recommended by the Board.

The Agreement provides for a restricted period during which the HCP Investors (and their affiliates) are restricted from taking certain actions with respect to election of directors of the Company (such as soliciting proxies or written consents). The restricted period, if not otherwise terminated in accordance with the terms of the Agreement, begins on March 17, 2008 and ends on the date that is 30 days before the first day of the notice period for the 2009 Annual Meeting (the “Restricted Period”).

The Agreement also provides that one HCP Investor Nominee must resign from the Board if, during the Restricted Period, the HCP Investors and their affiliates fail to collectively beneficially own at least 40% of the number of shares of the Company they beneficially owned as of the record date for the 2008 Annual Meeting.  Both HCP Investor Nominees must resign if, during the Restricted Period, the HCP Investors and their affiliates fail to collectively beneficially own at least 20% of the number of shares of the Company they beneficially owned as of the record date for the 2008 Annual Meeting.

Pursuant to the Agreement, if, during the Restricted Period, any HCP Investor Nominee refuses to serve, or is unable to serve, as a director then the HCP Investors will be entitled to designate either Allen L. Morgan or Gregory Shove as a replacement or, if neither Mr. Morgan nor Mr. Shove is willing or available, to select another replacement with the consent of the Company, which consent shall not be unreasonably withheld.

In addition, the Agreement provides that the Company will reimburse the HCP Investors for actual out-of-pocket expenses in connection with their nominations and related filings, up to a maximum amount of $250,000.

The foregoing description of the Agreement is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference.  A copy of the joint press release issued by the Company and the HCP Investors relating to the Agreement is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
Exhibit 10.1	Agreement, dated as of March 17, 2008, among The New York Times Company and those affiliates of Harbinger Capital Partners party thereto
Exhibit 99.1	Press Release dated March 17, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: March 17, 2008	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and Corporate Governance Officer

Exhibit List

Exhibit Number	Description
Exhibit 10.1	Agreement, dated as of March 17, 2008 among The New York Times Company and those affiliates of Harbinger Capital Partners party thereto
Exhibit 99.1	Press Release dated March 17, 2008